Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Superior Group of Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Other	Warrants	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Other	Units	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Other	Subscription Rights	457(o)	(1)	(2)	–	–	–
Fees to Be Paid	Unallocated (Universal) Shelf	–	457(o)	(1)	(2)	$120,000,000	0.00015310	$18,372.00(3)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other(4)	775,000(5)	$10.28(4)	$7,967,000(4)	0.00015310	$1,219.75(4)
	Total Offering Amounts					$127,967,000		$19,591.75
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,092.00
	Net Fee Due							$6,499.75

(1)

With respect to the primary offering, there are being registered hereunder such indeterminate (a) number of shares of common stock and preferred stock, (b) principal amount of debt securities, (c) number of warrants to purchase common stock or preferred stock, (d) number of units consisting of any combination of common stock, preferred stock or debt securities, (e) number of subscription rights to purchase common stock, preferred stock, debt securities, warrants, or units, as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $120,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $120,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or in exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. The securities registered also include rights to acquire common stock, preferred stock or units of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based upon the average of the high and low prices reported for the registrant’s common stock on May 7, 2025, a date within five business days prior to the filing of this registration statement.

(5)

Represents the resale of 775,000 shares of the registrant’s common stock by the selling stockholders referenced in the registration statement. Pursuant to Rule 416 under the Securities Act, the shares registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Equity	Common Stock, par value $0.001 per share		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Equity	Preferred Stock, par value $0.001 per share		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Debt	Debt Securities		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Other	Warrants		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Other	Units		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Other	Subscription Rights		(1)
Fee Offset Claims	Superior Group of Companies, Inc.	S-3	333-	May 13, 2025		(1)	Unallocated (Universal) Shelf	–		(1)
Fees Offset Sources	Superior Group of Companies, Inc.	S-3	333-249760		10/30/2020						$13,092.00

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $13,092.00, which represents the portion of the registration fee previously paid with respect to $120,000,000 of unsold securities previously registered under the registrant’s registration statement on Form S-3 filed on October 30, 2020 (File No. 333-249760). The registrant has terminated any offering that included the unsold securities under the prior registration statement.